As filed with the Securities and Exchange Commission on January 19, 2001
                                                      Registration No. 333-____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                                   AETNA INC.
             (Exact name of Registrant as specified in its charter)

             Pennsylvania                              23-2229683
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)               Identification Number)

                             151 Farmington Avenue
                          Hartford, Connecticut 06156
                                 (860) 273-0123
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -----------------------

                              L. Edward Shaw, Jr.
                          Executive Vice President and
                                General Counsel
                             151 Farmington Avenue
                          Hartford, Connecticut 06156
                                 (860) 273-0123
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
      Richard J. Sandler                               William J. Casazza
     Davis Polk & Wardwell                       Vice President, Deputy General
     450 Lexington Avenue                       Counsel and Corporate Secretary
      New York, NY 10017                             151 Farmington Avenue
        (212) 450-4000                            Hartford, Connecticut 06156
                                                        (860) 273-0123

                            -----------------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -----------------------

                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                           Proposed Maximum
         Title of Each Class             Amount to be     Offering Price Per       Proposed Maximum                Amount of
    of Securities to be Registered       Registered(1)         Security       Aggregate Offering Price(1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities(2).................... $2,000,000,000(3)         100%               $2,000,000,000                  $500,000
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices.
(3) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $2,000,000,000 to the Registrant or, if any Debt Securities are issued with an offering price payable in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to $2,000,000,000 at the time of initial offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and no one is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED JANUARY 19, 2001

PROSPECTUS

                                 $2,000,000,000

                                   Aetna Inc.

                                Debt Securities

                            -----------------------

     We may offer debt securities, which may be either senior debt securities or subordinated debt securities, from time to time. We will provide specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

     This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement.

                            -----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------




                  The date of this prospectus is _______, 2001

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No one is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus and any supplement.

                            -----------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
The Company..................................................................3
Where You Can Find More Information..........................................3
Special Note About Forward-Looking Statements and Risk Factors...............4
Use of Proceeds..............................................................4
Ratios of Earnings to Fixed Charges......................................... 4
Description of Debt Securities...............................................5
Form of Debt Securities.....................................................12
Plan of Distribution........................................................13
Certain United States Federal Tax Consequences..............................14
Validity of the Securities..................................................20
Experts.....................................................................20
ERISA Matters...............................................................20


                             About This Prospectus

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                                  THE COMPANY

     Aetna Inc., formerly known as Aetna U.S. Healthcare Inc., is a health care benefits company with approximately 19.2 million health members, 14.5 million dental members and 11.4 million group life and disability insurance members at September 30, 2000. At November 1, 2000, we had approximately 459,000 health care providers participating in our networks nationwide, including more than 290,000 physicians and more than 3,100 hospitals. We provide a full spectrum of health and dental products (ranging from managed care to indemnity products), group insurance products (including life, disability and long-term care insurance products) and certain specialty health products. These products are offered on both an insured and employer-funded basis. We offer our products in all 50 states, and focus on the commercial customer (ranging from small employer groups to large, multi-site national accounts). We also have a large case pensions business that manages a variety of retirement products for qualified defined benefit and defined contribution plans of large customers.

     Prior to December 2000, we were a subsidiary of a Connecticut corporation named Aetna Inc. During 2000, the former Aetna Inc. transferred a number of its subsidiaries offering the products described above to our company and in December 2000 the former Aetna Inc. spun our company off to its shareholders. As part of the same transaction, the remaining entity, which contained the former Aetna Inc.'s financial services and international businesses, was merged into a subsidiary of ING Groep N.V. We changed our name to Aetna Inc.

     Our principal executive offices are located at 151 Farmington Avenue, Hartford, Connecticut 06156, and our telephone number is (860) 273-0123. Internet users can obtain information about Aetna and its services at http://www.aetna.com. This text is not an active link and our website and the information contained on that site, or connected to that site, is not incorporated into this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC located at Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 or over the Internet at the SEC's Web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this prospectus are sold:

      (a)  Registration Statement on Form 10, dated December 1, 2000; and

      (b)  Current Report on Form 8-K dated December 14, 2000.

     You may request a free copy of these filings by writing or telephoning the office of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156, Telephone: (860) 273-0123.

         SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS AND RISK FACTORS

     We have made forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus that are based on our management's beliefs and assumptions and on information available to our management at the time the statements are or were made. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should" or the negative of these terms or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements to reflect the eventual outcome of the facts underlying the forward-looking statements.

     The risk factors discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (including under the subsection "Outlook") in our Registration Statement on Form 10, and as updated in any future filings with the SEC could cause our results to differ materially from those expressed in forward-looking statements. There may also be other risks that we are unable to predict at this time.

                                USE OF PROCEEDS

     Except as may otherwise be set forth in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be added to the Company's general funds and used for general corporate purposes, including the repayment of indebtedness.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth Aetna's historical ratios of earnings to fixed charges for the periods indicated.


                                                      Nine Months                      Year Ended
                                                         Ended                        December 31,
                                                     September 30,   ------------------------------------------------
                                                          2000       1999      1998       1997       1996       1995
                                                     -------------   -----     -----      -----      -----      -----
Ratio of Earnings to Fixed Charges.............           2.65x      3.31x     3.89x      4.41x      0.86x      3.21x


     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" represent consolidated earnings from continuing operations before income taxes, cumulative effect adjustments and extraordinary items plus fixed charges. "Fixed charges" consists of interest expense (and the portion of rental expense deemed representative of the interest factor).

     Pretax income from continuing operations used in calculating the ratios reflects a severance and facilities charge of $815.7 million in 1996. Additional pretax income from continuing operations necessary to achieve a ratio of earnings to fixed charges of 1.0x was approximately $29.6 million in 1996.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     The senior debt securities are to be issued under an indenture (the "Senior Indenture") between Aetna and State Street Bank and Trust Company, as trustee. The subordinated debt securities are to be issued under a separate indenture (the "Subordinated Indenture") also between Aetna and State Street Bank and Trust Company, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to individually as an "Indenture" or collectively as the "Indentures."

     We sometimes refer below to specific sections of one or both of the Indentures. When we do so, we indicate where you can find the relevant section in the Indentures by noting the section number in parentheses. When we do refer to specific sections contained in the Indentures or terms defined in the Indentures, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indentures and you should refer to the Indentures themselves for detailed, specific, legal descriptions. In this section, "Description of Debt Securities," when we refer to "Aetna," we refer to Aetna Inc., not including its consolidated subsidiaries.

     We have summarized some terms of the Indentures. The summary is not complete. Forms of the Indentures were filed as exhibits to the registration statement of which this prospectus is a part. You should read the Indentures for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Ranking

     The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

     Since a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowing.

     Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

     In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of Aetna as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

     In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of Aetna's direct and indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to Aetna.

Terms of the Debt Securities to be Described in the Prospectus Supplement

     The Indentures will not limit the amount of debt securities that we may issue under them. We may issue debt securities under the Indentures up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

     o whether the debt securities will be senior debt securities or subordinated debt securities;

     o    any limit on the aggregate principal amount;

     o    the date or dates on which the principal will be payable;

     o the interest rate, if any, and the method for calculating the interest rate;

     o the interest payment dates and the record dates for interest payments;

     o our right, if any, to defer payment of interest and the maximum length of this deferral period;

     o any mandatory or optional redemption terms or prepayment or sinking fund provisions;

     o    the place where we will pay principal, interest and any premium;

     o the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

     o if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

     o whether the debt securities will be issued in the form of global securities;

     o additional provisions, if any, relating to the discharge of our obligations under the debt securities;

     o whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

     o the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

     o    any authenticating or paying agents, registrars or other agents; and

     o other specific terms, including any additional events of default, covenants or warranties. (Section 301)

Events of Default and Notice Thereof

     When we use the term "Event of Default" with respect to debt securities of any series we mean:

     o we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due;

     o we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

     o we fail to perform in any material respect any covenant in an Indenture not specified in the previous two bullets (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us;

     o the acceleration of indebtedness for borrowed money in a principal amount in excess of $100,000,000 for which we or one of our Principal Subsidiaries (as defined below) is liable (other than acceleration of Non- Recourse Debt which does not exceed 4% of our total shareholders' equity), or default by us or any of our Principal Subsidiaries in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $100,000,000 (other than a default by us in the payment, at final maturity, of our Non-Recourse Debt where such payment does not exceed 4% of our total shareholders' equity), and such acceleration or default at maturity is not waived, rescinded or annulled within 30 days after a specified written notice to us; provided that if such acceleration or default at maturity is remedied, cured, waived, rescinded or annulled, then the Event of Default under an Indenture shall also be remedied, cured, waived, rescinded or annulled; and

     o certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of Aetna (Section 501).

     An Event of Default with respect to debt securities of a particular series may not constitute an Event of Default with respect to debt securities of any other series.

     If an Event of Default under an Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the holders of at least 25% in principal amount of the Outstanding securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding securities of that series; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of Outstanding securities of that series may rescind or annul such acceleration and its consequences. (Section 502)

     Each of the Indentures contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care (Section 601), to be indemnified by the holders of debt securities before proceeding to exercise any right or power under that Indenture at the request of such holders. (Section 603) Subject to these provisions in the Indentures for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512 and 513)

     Each of the Indentures provides that the Trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the debt securities to do so. (Section 602)

     Each of the Indentures provides that holders of at least 25% in aggregate principal amount of the Outstanding securities of any series may seek to institute a proceeding with respect to the Indentures or for any remedy thereunder only after they have made a written request, and offered an indemnity reasonably satisfactory to the Trustee, to the Trustee to institute a proceeding and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on or after the respective due dates expressed in such debt security. (Section 508)

     Each of the Indentures contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indentures. (Section 1004)

     "Principal Subsidiary" means a consolidated subsidiary of Aetna that, as of the time of the determination of whether such consolidated subsidiary is a "Principal Subsidiary," accounted for 10% or more of the total assets of Aetna and its consolidated subsidiaries, in each case as set forth in the most recent balance sheet filed by Aetna with the Securities and Exchange Commission. (Section 101)

Modification and Waiver

     Each of the Indentures provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the holders of debt securities to:

     o    evidence the assumption by another person of our obligations;

     o add covenants for the benefit of the holders of all or any series of debt securities;

     o    add any additional Events of Default;

     o add or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

     o add to, change or eliminate a provision of an Indenture if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a Holder of any debt security with respect such provision;

     o    secure any debt security;

     o    establish the form or terms of debt securities of any series;

     o    evidence the acceptance of appointment by a successor Trustee;

     o cure any ambiguity or correct any inconsistency in an Indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of debt securities of any affected series in any material respect; or

     o    conform an Indenture to any mandatory provisions of law.

     Other amendments and modifications of an Indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the Outstanding securities affected by the amendment or modification. However, no modification or amendment may, without the consent of the Holder of each Outstanding security affected:

     o change the stated maturity of the principal of (or premium if any) or any installment of principal or interest, if any, on any such debt security;

     o reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security or the principal amount due upon acceleration of an Original Issue Discount Security;

     o change the place or currency of payment of principal of (or premium if any) or the interest, if any, on any such debt security;

     o impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

     o reduce the percentage of holders of debt securities necessary to modify or amend an Indenture;

     o in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities; or

     o modify the foregoing requirements or reduce the percentage of Outstanding securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)

     The holders of at least a majority of the aggregate principal amount of the Outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Sections 907 and 513)

Limitations on Liens on Common Stock of Principal Subsidiaries

     Each of the Indentures provides that so long as any of the debt securities issued under that Indenture remains outstanding, we will not, and we will not permit any of our Principal Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock of a Principal Subsidiary owned by us or by any of our Principal Subsidiaries, unless our obligations under the debt securities and, if we so elect, any other of our indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1005)

     "Common Stock" means, with respect to any Principal Subsidiary, stock of any class, however designated, except stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Subsidiary, and shall include securities of any class, however designated, which are convertible into such Common Stock. (Section 101)

Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:

     o the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes Aetna's obligations on the debt securities under a supplemental indenture satisfactory to the Trustee;

     o immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing; and

     o a specified officers' certificate and opinion of counsel are delivered to the Trustee. (Section 801)

Upon compliance with the foregoing provisions, the successor or purchaser will succeed to, and be substituted for Aetna under the Indentures with the same effect as if such successor or purchaser had been the original obligor under the debt securities, and thereafter Aetna will be relieved of all obligations and covenants under the Indentures and the debt securities. (Section 802).

Defeasance and Covenant Defeasance

     If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):

     o we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a "legal defeasance"), or

     o we will no longer be under any obligation to comply with the covenants described above under "Limitations on Liens on Common Stock of Principal Subsidiaries" and "Consolidation, Merger and Sale of Assets", an Event of Default relating to any failure to comply with such covenants or an Event of Default pursuant to the fourth bullet under "Events of Default and Notice Thereof" (cross-acceleration and cross-payment default) will no longer apply to us and, for subordinated debt securities, the subordination provisions will no longer apply to us (which we refer to in this prospectus as a "covenant defeasance").

     If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to Events of Default referred to above which are no longer applicable. If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments. (Article Twelve)

     Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes.

Subordination of Subordinated Debt Securities

     Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

     The subordinated debt securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined below) of Aetna, including the senior debt securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Aetna, the holders of Senior Debt of Aetna will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt of Aetna before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities. (Subordinated Indenture Section 1402)

      If the maturity of any subordinated debt securities is accelerated, the holders of all Senior Debt of Aetna outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities. (Subordinated Indenture Section 1403)

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing

     o a default in the payment of principal of (or premium, if any) or interest on Senior Debt of Aetna, or

     o an event of default with respect to any Senior Debt of Aetna resulting in the acceleration of the maturity thereof,

or if any judicial proceeding shall be pending with respect to any such default. (Subordinated Indenture Sections 1404)

     "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

     o    every obligation of such person for money borrowed;

     o every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

     o every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

     o every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     o    every capital lease obligation of such person; and

     o every obligation of the type referred to in the previous five bullets of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. (Subordinated Indenture Section 101)

     "Senior Debt" means with respect to any person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to other Debt of such person which is pari passu with, or subordinated to, the subordinated debt securities; provided, however, that Senior Debt does not include (i) the subordinated debt securities or (ii) any other debt securities issued to any other trusts, partnerships or other entity affiliated with Aetna which is a financing vehicle of Aetna ("Financing Entity") in connection with the issuance of preferred securities of such Financing Entity. (Subordinated Indenture Section 101)

     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt of Aetna, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of Aetna. The senior debt securities, when issued, will constitute Senior Debt of Aetna.

     At January 11, 2001, Aetna had $1.646 billion of Senior Debt outstanding and no subordinated debt securities.

     The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Concerning our Relationship with the Trustee

     The Trustee and/or certain of its affiliates participate in our credit facilities and we maintain ordinary banking relationships with the Trustee and/or certain of its affiliates.

Governing Law

     Each of the Indentures is governed by and shall be construed in accordance with the internal laws of the State of New York.

                            FORM OF DEBT SECURITIES

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities.

     We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. (Sections 204 and 305) We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

     So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither Aetna nor the Trustee nor any other agent of Aetna or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

                              PLAN OF DISTRIBUTION

     We may sell all or any portion of the debt securities at any time and from time to time in any of the following four ways or in any combination thereof:

     o    through underwriters;

     o    through dealers;

     o    directly to purchasers; or

     o    through agents.

     The prospectus supplement will set forth the terms of the offering of any debt securities, including:

     o the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them,

     o the initial public offering price of the securities, the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and

     o    any securities exchanges on which the securities may be listed.

     Any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any debt securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, market prices prevailing at the time of sale, prices related to such prevailing market prices or at negotiated prices, each determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

     We may sell the debt securities through agents. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

     Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. They are not obligated to do so, however, and they may discontinue market-making activity at any time. We cannot give any assurance as to the liquidity of any trading market for any debt securities.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

     The following discussion is the opinion of Davis Polk & Wardwell. It accurately describes the principal U.S. federal income and certain estate tax consequences of ownership and disposition of the debt securities. This discussion only applies to debt securities held as capital assets. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

     o    certain financial institutions;

     o    insurance companies;

     o    tax-exempt organizations;

     o    dealers in securities or foreign currencies;

     o persons holding debt securities as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

     o U.S. Holders (as described below) whose functional currency is not the United States dollar;

     o traders in securities that elect the mark-to-market method of accounting for their securities holdings;

     o partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

     o    persons subject to the alternative minimum tax.

     This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed United States Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of debt securities should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     Tax Consequences to U.S. Holders

     As used herein, the term "U.S. Holder" means an owner of a debt security that is for United States federal income tax purposes:

     o    a citizen or resident of the United States;

     o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

     o an estate the income of which is subject to United States federal income taxation regardless of its source;

     o a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or
          (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

     o not otherwise a U.S. Holder but whose income from a debt security is effectively connected with such Holder's conduct of a United States trade or business.

     The term U.S. Holder also includes certain former citizens of the United States.

     Payments of Interest

     Assuming interest is qualified stated interest (as defined below), interest paid on a debt security will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for federal income tax purposes. Special rules governing the treatment of interest paid with respect to original issue discount debt securities, including certain floating rate debt securities, are described under "Original Issue Discount" below.

     Original Issue Discount

     A debt security that is issued for an amount less than its stated redemption price at maturity will be considered to have been issued at an original issue discount for federal income tax purposes (and will be referred to as an "original issue discount debt security") unless the debt security satisfies a de minimis threshold (as described below) or is a short-term debt security (as defined below). The "issue price" of a debt security will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt security is sold for money. The stated redemption price at maturity of a debt security will equal the sum of all payments required under the debt security other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable in cash or in property (other than in debt instruments of the issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices.

     If the difference between a debt security's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., in the case of a debt instrument that pays only qualified stated interest prior to maturity, 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the debt security will not be considered to have original issue discount. Holders of a debt security with a de minimis amount of original issue discount will generally include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the debt security.

     A U.S. Holder of original issue discount debt securities will be required to include any qualified stated interest payments in income in accordance with the Holder's method of accounting for federal income tax purposes. U.S. Holders of original issue discount debt securities that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, U.S. Holders of original issue discount debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     A U.S. Holder may make an election to include in gross income all interest that accrues on a debt security (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest. The election is to be made for the taxable year in which the U.S. Holder acquired the debt security and may not be revoked without the consent of the Internal Revenue Service. U.S. Holders should consult their own tax advisors about this election.

     A debt security that matures one year or less from its date of issuance (a "short-term debt security") will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash method U.S. Holder of a short-term debt security is not required to accrue the discount for United States federal income tax purposes unless it elects to do so. U.S. Holders who so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term debt securities will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term debt securities in an amount not exceeding the accrued discount until the accrued discount is included in income.

     Under applicable regulations, if we have an unconditional option to redeem a debt security prior to its stated maturity date, this option will be presumed to be exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the debt security as the stated redemption price at maturity, the yield on the debt security would be lower than its yield to stated maturity. If this option is not in fact exercised, the debt security would be treated as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security's adjusted issue price on that date.

     Special rules govern the tax treatment of debt obligations which are treated under applicable Treasury Regulations as providing for contingent payments ("contingent debt obligations"). These rules generally require accrual of interest income on a constant yield basis at an assumed yield determined at the time of issuance of the obligation. Adjustments will be required to these accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. Any gain on the sale, exchange, retirement or other disposition of a contingent debt obligation will be ordinary income.

     Sale, Exchange or Retirement of the Debt Securities

     Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount attributable to accrued interest on the debt security. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

     Gain or loss realized on the sale, exchange or retirement of a debt security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year. Exceptions to this rule apply to the extent of any accrued market discount or, in the case of a short-term debt security, any accrued discount not previously included in the U.S. Holder's taxable income. See "Original Issue Discount" above and "Market Discount and Premium" below. Long term capital gains of individuals may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.

     Market Discount and Premium

     If a U.S. Holder purchases a debt security (other than a short-term original issue discount debt security) for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its "adjusted issue price") the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. The adjusted issue price of an original issue discount debt security is defined as the sum of the issue price of the debt security and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

     Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment (or, in the case of an original issue discount debt security, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount which has not previously been included in income (pursuant to an election by the U.S. Holder to include such market discount in income as it accrues) and is treated as having accrued on such debt security at the time of such payment or disposition. If such debt security is disposed of in a nontaxable transaction (other than as provided in Code Sections 1276(c) and (d)), accrued market discount will be includible as ordinary income to the U.S. Holder as if such U.S. Holder had sold the debt security at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition (including a nontaxable transaction other than as provided in Code Sections 1276(c) and
(d)), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such debt security. Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless a U.S. Holder elects to accrue on a constant interest method. As noted above, a U.S. Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. A U.S. Holder's election to include market discount in income currently, once made, applies to all market discount obligations acquired by such U.S. Holder on or after the first taxable year to which such election applies and may not be revoked without the consent of the Internal Revenue Service. U.S. Holders are advised to consult their own tax advisors before making this election.

     A U.S. Holder who purchases an original issue discount debt security for an amount that is greater than its adjusted issue price but less than or equal to its stated redemption price at maturity will be considered to have purchased such debt security at an "acquisition premium." Under the acquisition premium rules of the Code, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such debt securities for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     Amortizable Bond Premium

     If a U.S. Holder purchases a debt security for an amount that is greater than the amount payable at maturity, such U.S. Holder will be considered to have purchased such debt security with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method, over the remaining term of the debt security (where such debt security is not optionally redeemable prior to its maturity date). If such debt security may be optionally redeemed prior to maturity after the U.S. Holder has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period of the earlier redemption date, with reference to the amount payable on the earlier redemption date. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the debt securities by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the Internal Revenue Service.

     Debt Securities With Special Features

     Special rules governing the federal income tax treatments of debt securities with special features, including debt securities denominated in a currency or currency unit other than the United States dollar ("foreign currency debt securities"), currency-indexed debt securities, will be provided by Aetna in the applicable prospectus supplement.

     Backup Withholding and Information Reporting

     Information returns with respect to non-exempt beneficial owners will be filed with the Internal Revenue Service in connection with payments on the debt securities and the proceeds from a sale or other disposition of the debt securities. You will not be subject to a 31% United States backup withholding tax on these payments if you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     Tax Consequences to Non-U.S. Holders

     As used herein, the term "Non-U.S. Holder" means an owner of a debt security that is, for United States federal income tax purposes:

     o    a nonresident alien individual;

     o    a foreign corporation; or

     o    a nonresident alien fiduciary of a foreign estate or trust.

     Under present United States federal law, and subject to the discussion below concerning backup withholding:

     o payments of principal, interest (including original issue discount, if any) and premium on the debt securities by us or any paying agent to any Non-U.S. Holder will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Aetna entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to Aetna through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and

          (ii) the certification requirement set forth in Section 871(h) or
          Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

     o a Non-U.S. Holder of a debt security will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such debt security, unless (i) such Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States.

     Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption from withholding tax described in the first bullet above in the case of a registered debt security, either the beneficial owner of the debt security, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the debt security on behalf of such beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the debt security is not a U.S. Holder. Under United States Treasury Regulations, such requirement will be fulfilled if (A) the beneficial owner of a debt security certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a U.S. Holder and provides its name and address, or (B) if the Non-U.S. Holder holds its debt securities through certain foreign intermediaries or certain foreign partnerships, it satisfies the certification requirements of applicable United States Treasury Regulations. Special certification rules apply to certain Non-U.S. Holders that are entities rather than individuals. The portfolio interest exemption from withholding tax described in the first bullet above will not apply to contingent interest if the amount of such interest is determined with reference to the profitability, income, sales, cash flow or certain other criteria of Aetna or a related person. Unless otherwise provided in the applicable prospectus supplement, we do not expect any interest on the debt securities to be subject to this provision.

     If a Non-U.S. Holder of a debt security is engaged in a trade or business in the United States, and if interest (including original issue discount) on the debt security is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular United States income tax on interest (including any original issue discount or market discount) and on any gain realized on the sale, exchange or other disposition of a debt security in the same manner as if it were a U.S. Holder. See "Tax Consequences to U.S. Holders" above. In lieu of the certificate described in the preceding paragraph, such a Holder will be required to provide to Aetna or its paying agent a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount or market discount) on and any gain recognized on the sale, exchange or other disposition of a debt security will be included in the effectively connected earnings and profits of such Non-U.S. Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

     Special rules may apply to certain Non-U.S. Holders, such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

     Federal Estate Tax

     Under Section 2105(b) of the United States federal estate tax law, a debt security or coupon held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Aetna entitled to vote and, at the time of such individual's death, payments with respect to such debt security would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

     Backup Withholding and Information Reporting

     In general, no information reporting or backup withholding will be required in connection with payments on the debt securities and the proceeds from a sale or other disposition of the debt securities if certain certification requirements regarding your non-U.S. status have been satisfied. The certification procedures required to claim the portfolio interest exemption described above will satisfy the certification requirements necessary to avoid the 31% backup withholding tax as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

                           VALIDITY OF THE SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities offered hereby will be passed upon for Aetna by Davis Polk & Wardwell, New York, New York, and for any agents or underwriters by Simpson Thacher & Bartlett, New York, New York. Davis Polk & Wardwell and Simpson Thacher & Bartlett may rely upon an opinion of Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, special Pennsylvania counsel to Aetna, as to certain matters governed by Pennsylvania law.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to Aetna's Registration Statement on Form 10, filed December 1, 2000, have been audited by KPMG LLP, independent certified public accountants, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 ERISA MATTERS

     Aetna and certain of its affiliates, including Aetna Life Insurance Company, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if debt securities are acquired by a pension or other employee benefit plan with respect to which Aetna or any of its affiliates is a service provider, unless such debt securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the debt securities should consult with its legal counsel.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

                                                                  Amount to be
                                                                      Paid
                                                                  ------------
Registration fee................................................   $  500,000
Printing and engraving fees ....................................      125,000
Legal fees and expenses (including Blue Sky fees)...............      300,000
Trustee fees....................................................       22,000
Accounting fees and expenses....................................       75,000
Miscellaneous...................................................       28,000
                                                                   ----------
  Total.........................................................   $1,050,000
                                                                   ==========

Item 15. Indemnification and Liability of Directors and Officers

     The Registrant is a Pennsylvania corporation. The Pennsylvania Business Corporation Law provides, in general, that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of, or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding unless the court determines that the act or failure to act giving rise to the claim for indemnification constituted willful misconduct or recklessness. The Business Corporation Law permits similar indemnification in the case of actions by or in the right of the corporation. In any case, to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The Business Corporation Law also provides that the indemnification permitted or required by the law is not exclusive of any other rights to which a person seeking indemnification may be entitled, provided that indemnification may not be made in any case where the act is determined by a court to have constituted willful misconduct or recklessness. The Business Corporation Law also provides that a corporation may pay expenses (including attorneys' fees), incurred by a party in an action subject to indemnification in advance of the final disposition of the action upon receipt of an undertaking by the party on whose behalf such expenses are paid to repay all amounts to the corporation in the event it is ultimately determined that the party is not entitled to be indemnified. Aetna's Articles require indemnification of its directors and officers, and the advancement of expenses, to the fullest extent permitted by the Business Corporation Law (except with respect to the claims against the corporation commenced by such a party) and permit, by action of the Board, indemnification of, and advancement of expenses to, employees and agents of Aetna as determined by the Board of Directors in a particular case.

     Aetna's Amended and Restated Articles of Incorporation provide that a director will not be personally liable for monetary damages except to the extent such liability may not by law be so limited. The Pennsylvania Business Corporation Law precludes a limitation on liability (i) for any breach or failure to perform such director's duties under law, which breach constituted self-dealing, willful misconduct or recklessness; (ii) for responsibility or liability of a director under any criminal statute; or (iii) for a director's liability for the payment of taxes under any federal, state or local law. Aetna's Articles contain a limitation on an officer's liability to the same effect.

     While Aetna's Articles provide directors and officers with protection against awards for monetary damages for breaches of their statutory obligations, they do not eliminate such obligations. Accordingly, Aetna's Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's or officers' breach of his or her statutory obligations.

      The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.  Exhibits

     (a) The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                                   Document
-----------                                   --------
   1.1           Form of Underwriting Agreement.
   4.1 Form of Senior Indenture between Aetna and State Street Bank and Trust Company.
   4.2           Form of Subordinated Indenture between Aetna and State
                 Street Bank and Trust Company.
   5.1           Opinion of Davis Polk & Wardwell.
  12.1           Computation of Ratios of Earnings to Fixed Charges.
  23.1           Consent of KPMG LLP.
  23.2           Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
  24.1 Power of Attorney (included on the signature page of the Registration Statement).
  25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company, as Trustee, under the Senior Indenture.
  25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company as Trustee, under the Subordinated Indenture.


Item 17. Undertakings

      (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on January 19, 2001.

                                            AETNA INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, William
J. Casazza, L. Edward Shaw, Jr. and Alan J. Weber, and each of them, as her or his attorney-in-fact, with full power of substitution, for her or him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                     Title                       Date
          ---------                     -----                       ----


  /s/ William H. Donaldson      Chairman and Director          January 19, 2001
---------------------------
    William H. Donaldson


   /s/ John W. Rowe, M.D.       President, Chief Executive     January 19, 2001
---------------------------     Officer and Director
      John W. Rowe, M.D.        (Principal Executive Officer)


    /s/ Alan J. Weber           Vice Chairman for Strategy     January 19, 2001
---------------------------     and Finance and Chief
       Alan J. Weber            Financial Officer (Principal
                                Financial Officer)


  /s/ Alan M. Bennett           Vice President and Corporate   January 19, 2001
---------------------------     Controller (Principal
     Alan M. Bennett            Accounting Officer)


   /s/ Betsy Z. Cohen           Director                       January 19, 2001
---------------------------
     Betsy Z. Cohen

          Signature                     Title                       Date
          ---------                     -----                       ----


/s/ Barbara Hackman Franklin           Director                January 19, 2001
----------------------------
  Barbara Hackman Franklin


   /s/ Jeffrey E. Garten               Director                January 19, 2001
----------------------------
     Jeffrey E. Garten


  /s/ Jerome S. Goodman                Director                January 19, 2001
----------------------------
    Jerome S. Goodman


   /s/ Earl G. Graves                  Director                January 19, 2001
----------------------------
     Earl G. Graves


   /s/ Gerald Greenwald                Director                January 19, 2001
----------------------------
     Gerald Greenwald


   /s/ Ellen M. Hancock                Director                January 19, 2001
----------------------------
     Ellen M. Hancock


  /s/ Michael H. Jordan                Director                January 19, 2001
----------------------------
    Michael H. Jordan


   /s/ Jack D. Kuehler                 Director                January 19, 2001
----------------------------
     Jack D. Kuehler


    /s/ Judith Rodin                   Director                January 19, 2001
----------------------------
       Judith Rodin

                                 EXHIBIT INDEX

Exhibit No.                             Document
-----------                             --------
   1.1           Form of Underwriting Agreement.
   4.1 Form of Senior Indenture between Aetna and State Street Bank and Trust Company.
   4.2           Form of Subordinated Indenture between Aetna and State
                 Street Bank and Trust Company.
   5.1           Opinion of Davis Polk & Wardwell.
  12.1           Computation of Ratios of Earnings to Fixed Charges.
  23.1           Consent of KPMG LLP.
  23.2           Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
  24.1 Power of Attorney (included on the signature page of the Registration Statement).
  25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company, as Trustee, under the Senior Indenture.
  25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company as Trustee, under the Subordinated Indenture.